UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 27, 2025, the board of directors of TerrAscend Corp. (together with TerrAscend Corp.’s consolidated entities, the “Company”) approved certain restructuring actions related to the Company’s exit from the Michigan market, aimed at enabling the Company to focus on its operations in its more profitable markets. As part of the exit plan, the Company intends to sell or divest all of the Company’s Michigan assets, including four cultivation and processing facilities, twenty retail dispensaries, and real estate. The actions are expected to include an overall reduction of approximately 21% of the Company’s workforce of approximately 1,200 as of June 30, 2025, with most of this reduction expected to occur by the end of the fourth quarter of fiscal year 2025. The Company expects the workforce reduction to comply with applicable laws.

The Company is unable to make a good faith determination of an estimate or range of estimates for any additional charges that it will incur in connection with the exit plan, required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K, including charges related to held‑for‑sale or discontinued operations, asset impairments, or accelerated depreciation and amortization. The Company will file an amendment to this report after it makes a determination of such estimates or range of estimates, if any.

Forward-Looking Statements

This Current Report on Form 8-K contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s expectations regarding the anticipated timing, occurrence, outcome and impacts of the Company’s restructuring actions, those regarding its estimated costs and restructuring charges associated with, and the timeframe for completion of and recognition of charges associated with, its restructuring actions. and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: the Company’s ability to execute on its strategic exit plans in Michigan; the Company’s ability to attract, motivate, and retain key employees and manage its growth; regulatory developments and macroeconomic issues; and other risks and uncertainties as described under the heading “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, and the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and the Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 30, 2025, announcing the restructuring actions to exit the Michigan market. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	June 30, 2025	By:	/s/ Ziad Ghanem
Ziad Ghanem President & Chief Executive Officer